Exhibit 99.(n)(i)

The Lord Abbett Family of Funds

Amended and Restated Plan as of September 18, 20261

Pursuant to Rule 18f-3(d)
under the Investment Company Act of 1940

Rule 18f-3 (the “Rule”) under the Investment Company Act of 1940, as amended (the “1940 Act”), requires that the Board of Directors or Trustees of an investment company desiring to offer multiple classes pursuant to the Rule adopt a plan setting forth the separate arrangement and expense allocation of each class, and any related conversion features or exchange privileges. This document constitutes an amended and restated plan (the “Plan”) of each of the investment companies, or series thereof, listed on Schedule A attached hereto (each, a “Fund”). The Plan of any Fund is subject to amendment by action of the Board of Directors or Trustees (the “Board”) of such Fund and without the approval of shareholders of any class, to the extent permitted by law and by the governing documents of such Fund. Unless otherwise determined by the Board, each future Fund will issue multiple classes of shares in accordance with this Plan.

The Board, including a majority of the non-interested Board members, has determined that the following separate arrangement and expense allocation, and the related conversion features, if any, and exchange privileges, of each class of each Fund are in the best interest of each class of each Fund individually and each Fund as a whole.

1.	CLASS DESIGNATION.

Shares of all Funds except Lord Abbett Series Fund, Inc. shall be divided into Class A, Class A1, Class C, Class F, Class F3, Class P, Class R2, Class R3, Class R4, Class R5, Class R6, Class T and Class I shares as indicated for each Fund on Schedule A attached hereto. In the case of the Lord Abbett Series Fund, Inc., shares of the Growth and Income Portfolio shall be divided into Variable Contract Class shares (Class VC shares) and Class P shares, shares of Short Duration Income Portfolio shall be divided into Class VC shares and Class I shares (Class Series I shares), and shares of all other Portfolios shall be comprised of one class of shares as indicated on Schedule A, each of which shall also be known as Class VC shares of the respective Portfolio. Shares of each class of a Fund shall represent an equal pro rata interest in such Fund, and, generally, shall have identical voting, distribution, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, and terms and conditions, except as set forth below. Each class shall be subject to any investment minimums and other conditions of eligibility as may be set forth in a Fund’s prospectus or statement of additional information as from time to time in effect.

[1]	Originally adopted August 15, 1996, and previously Amended and Restated as of July 1, 2008, June 6, 2013, November 6, 2014, April 23, 2015, July 30, 2015, June 16, 2016, November 3, 2016, December 15, 2016, February 16, 2017, August 1, 2018, July 1, 2019, June 30, 2020, September 28, 2021, December 3, 2025, and September 18, 2026.
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2.	SALES CHARGES AND DISTRIBUTION AND SERVICE FEES.

(a)        Initial Sales Charge. Class A, Class A1, and Class T shares will be traditional front-end sales charge shares, offered at their net asset value (“NAV”) plus a sales charge in the case of each Fund as described in such Fund’s prospectus as from time to time in effect.

Class C shares, Class F shares, Class F3 shares, Class P shares, Class R2 shares, Class R3 shares, Class R4 shares, Class R5 shares, Class R6 shares, Class I shares, Class Series I shares, and Class VC shares will be offered at their NAV without an initial sales charge.

(b)        Service and Distribution Fees. As to the shares of Class A, Class A1, Class C, Class F, Class P, Class R2, Class R3, Class R4, and Class T, each Fund will pay service and/or distribution fees under the Plan from time to time in effect adopted for such classes pursuant to Rule 12b-1 under the 1940 Act (the “Joint 12b-1 Plan”), at such rates as are set by its Board.

Pursuant to the Joint 12b-1 Plan as to Class A shares, if effective, each Fund generally will pay fees at an aggregate fee at the annual rate of 0.35%, 0.25%, or 0.20% of the average daily NAV of Class A share accounts, as set by the Board, or such other rate as set by the Board from time to time. The Board has the authority to increase the total fees payable under the Joint 12b-1 Plan by a vote of the Board, including a majority of the independent members thereof, up to an aggregate fee at the annual rate of 0.50% of the average daily NAV of Class A shares. The effective dates of the Joint 12b-1 Plan for Class A shares are based on achievement by the Funds of specified total net assets for Class A shares of such Funds.

Pursuant to the Joint 12b-1 Plan as to Class A1 shares, if effective, each Fund generally will pay fees at an aggregate fee at the annual rate of 0.25% of the average daily NAV of Class A1 share accounts, as set by the Board, or such other rate as set by the Board from time to time.

Pursuant to the Joint 12b-1 Plan as to Class C shares, if effective, each Fund generally will pay an aggregate fee at an annual rate of up to 1.00% of the average daily NAV of such shares then outstanding, or such other rate as set by the Board from time to time.

Pursuant to the Joint 12b-1 Plan as to Class F shares, if effective, each Fund generally will pay an aggregate fee at an annual rate of up to 0.10% of the average daily NAV of such shares then outstanding, or such other rate as set by the Board from time to time. The Board has the authority to increase the fees payable under such 12b-1 Plan by a vote of the Board, including a majority of the independent members thereof, up to an aggregate fee at the annual rate of 1.00% of the average daily NAV of Class F shares.

Pursuant to the Joint 12b-1 plan as to Class P shares, if effective, each Fund generally will pay an aggregate fee at an annual rate of up to 0.45% of the average daily NAV of such shares then outstanding, or such other rate as set by the Board from time to time. The Board has the authority to increase the fees payable under such 12b-1 Plan by a vote of the Board, including a majority of the independent members thereof, up to an annual rate of 0.75% of the average daily NAV of Class P shares.

Pursuant to the Joint 12b-1 Plan as to Class R2 shares, if effective, each Fund generally will pay an aggregate fee at an annual rate of up to 0.60% of the average daily NAV of such shares then outstanding, or such other rate as set by the Board from time to time. The Board has the authority to increase the fees

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payable under such 12b-1 Plan by a vote of the Board, including a majority of the independent members thereof, up to an annual rate of 1.00% of the average daily NAV of Class R2 shares.

Pursuant to the Joint 12b-1 Plan as to Class R3 shares, if effective, each Fund generally will pay an aggregate fee at an annual rate of up to 0.50% of the average daily NAV of such shares then outstanding, or such other rate as set by the Board from time to time. The Board has the authority to increase the fees payable under such 12b-1 Plan by a vote of the Board, including a majority of the independent members thereof, up to an annual rate of 1.00% of the average daily NAV of Class R3 shares.

Pursuant to the Joint 12b-1 Plan as to Class R4 shares, if effective, each Fund generally will pay an aggregate fee at an annual rate of up to 0.25% of the average daily NAV of such shares then outstanding, or such other rate as set by the Board from time to time. The Board has the authority to increase the fees payable under such 12b-1 Plan by a vote of the Board, including a majority of the independent members thereof, up to an annual rate of 0.50% of the average daily NAV of Class R4 shares.

Pursuant to the Joint 12b-1 Plan as to Class T shares, if effective, each Fund generally will pay an aggregate fee at an annual rate of up to 0.25% of the average daily NAV of such shares then outstanding, or such other rate as set by the Board from time to time.

Class VC shares do not have a Rule 12b-1 Plan. However, pursuant to a separate Services Agreement for Class VC shares, each Fund generally will pay an aggregate fee at an annual rate of up to 0.25% of the average daily NAV of such shares then outstanding to certain insurance companies for the service and maintenance of shareholder accounts, or such other rate as set by the Board from time to time.

Class R5 shares do not have a Rule 12b-1 Plan.

Class R6 shares do not have a Rule 12b-1 Plan.

Class I shares do not have a Rule 12b-1 Plan.

Class F3 shares do not have a Rule 12b-1 Plan.

Class Series I shares do not have a Rule 12b-1 Plan.

(c)        Contingent Deferred Sales Charges (“CDSC”). In the case of all series of Lord Abbett Municipal Income Fund, Inc., subject to some waiver exceptions, Class A shares purchased in amounts of $250,000 or more will be subject to a CDSC equal to 1.00% of the lower of the cost or the NAV of such shares if the shares are redeemed for cash on or before the first day of the month in which the 18-month anniversary of the original purchase falls. For all other Funds, subject to some waiver exceptions, Class A shares purchased in amounts of $500,000 or more will be subject to a CDSC equal to 1.00% of the lower of the cost or the NAV of such shares if the shares are redeemed for cash on or before the first day of the month in which the one-year anniversary of the original purchase falls.

Subject to some waiver exceptions, Class A1 shares will be subject to a CDSC equal to 0.50% of the lower of the cost or the NAV of such shares if the shares are redeemed for cash before the first day of the nineteenth (19th) month following the original purchase.

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Class C shares will be subject to a CDSC equal to 1.00% of the lower of the cost or the NAV of the shares if the shares are redeemed for cash before the first anniversary of their purchase. The CDSC for Class C shares may be waived for certain transactions, as described in a Fund’s prospectus as may be in effect from time to time.

Class F, Class F3, Class P, Class R2, Class R3, Class R4, Class R5, Class R6, Class T, Class I, Class Series I, and Class VC shares will not be subject to a CDSC.

3.	CLASS-SPECIFIC EXPENSES.

(a)        The following expenses shall be allocated, to the extent such expenses can reasonably be identified as relating to a particular class and consistent with Revenue Procedure 96-47, on a class-specific basis: (i) fees under the Joint 12b-1 Plan applicable to a specific class (net of any CDSC paid with respect to shares of such class and retained by the Fund) and any other costs relating to implementing or amending such Plan, including obtaining shareholder approval of such Plan or any amendment thereto; (ii) transfer and shareholder servicing agent fees and shareholder servicing costs identifiable as being attributable to the particular provisions of a specific class; (iii) stationery, printing, postage and delivery expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxy statements to current shareholders of a specific class; (iv) Securities and Exchange Commission registration fees incurred by a specific class; (v) Board fees or expenses identifiable as being attributable to a specific class; (vi) fees for outside accountants and related expenses relating solely to a specific class; (vii) litigation expenses and legal fees and expense relating solely to a specific class; (viii) expenses incurred in connection with shareholders meetings as a result of issues relating solely to a specific class and (ix) other expenses relating solely to a specific class, provided, that advisory fees and other expenses related to the management of a Fund’s assets (including custodial fees and tax-return preparation fees) shall be allocated to all shares of such Fund on the basis of NAV, regardless of whether they can be specifically attributed to a particular class. All common expenses shall be allocated to shares of each class at the same time they are allocated to the shares of all other classes. All such expenses incurred by a class of shares will be charged directly to the net assets of the particular class and thus will be borne on a pro rata basis by the outstanding shares of such class. For all Funds, with the exception of Series Fund, each Fund’s Blue Sky expenses will be treated as common expenses. In the case of Series Fund, Blue Sky expenses will be allocated entirely to Class P, as Class Series I and Class VC of Series Fund have no Blue Sky expenses.

(b)        Expenses of a Fund shall be apportioned to each class of shares depending upon the nature of the expense item. For each of the class-specific expenses listed above, the General Counsel and Chief Financial Officer, or their respective designees, shall determine, subject to Board approval or ratification, which such categories of expenses will be treated as class-specific expenses, consistent with applicable legal principles under the 1940 Act and the Internal Revenue Code of 1986, as amended (the “Code”), or any private letter ruling with respect to the Funds issued by the Internal Revenue Service.

(1)

Expenses in category (3)(a)(i) above must be allocated to the class for which such expenses are incurred.

(2)

With respect to all other approved class-specific expenses, including, with respect to Class R6 shares and Class F3 shares, certain omnibus account fees and infrastructure fees (as set forth under the Amended and Restated Schedule F to the Agency Agreement), the total amount of such class-

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specific expenses shall be allocated to each of the other separate classes of shares based on the relative net assets of those classes.

(3)

For each Fund’s Class R6 shares and Class F3 shares, the total amount of class-specific expenses (other than certain omnibus account fees and infrastructure fees as set forth above) incurred by such class will be directly allocated to that class.

(4)

In addition, certain expenses may be allocated differently if their method of imposition changes. Thus, if a class-specific expense can no longer be attributed to a class, it shall be charged to a Fund for allocation among all of the Fund’s classes of shares, as may be appropriate. However, any additional class-specific expenses not specifically identified above, which are subsequently identified and determined to be properly allocated to one class of shares, shall not be so allocated until approved by the Board, as appropriate, in light of the requirements of the 1940 Act and the Code.

4.	INCOME AND EXPENSE ALLOCATIONS.

Income, realized and unrealized capital gains and losses and expenses not allocated to a class as provided above shall be allocated to each class on the basis of the net assets of that class in relation to the net assets of the Fund, except that, in the case of each daily dividend Fund, income and expenses shall be allocated on the basis of relative net assets (settled shares).

5.	DIVIDENDS AND DISTRIBUTIONS.

Dividends and distributions paid by a Fund on each class of its shares, to the extent paid, will be calculated in the same manner, will be paid at the same time, and will be in the same amount, except that the amount of the dividends declared and paid by a particular class may be different from that paid by another class because of expenses borne exclusively by that class.

6.	NET ASSET VALUES.

The NAV of each share of a class of a Fund shall be determined in accordance with the Articles of Incorporation or Declaration of Trust of such Fund with appropriate adjustments to reflect the allocations of expenses, income and realized and unrealized capital gains and losses of such Fund between or among its classes as provided above.

7.	CONVERSION FEATURES.

All conversions are reclassifications of shares that are effected at the relative NAV per share of each share class involved, without the imposition of any sales charge, fee, or other charge. It generally is expected that conversions will not result in taxable gain or loss, provided that, with respect to conversions upon request, the financial intermediary making the conversion request submits the request in writing and that the financial intermediary or other responsible party processes and reports the transaction as a conversion.

(a)        Automatic Conversions. Class C shares will automatically convert to Class A shares 8 years after the date of purchase or as otherwise approved by the Fund’s Board and described in a Fund’s prospectus as may be in effect from time to time. When Class C shares convert, any other Class C shares that were acquired by the shareholder by the reinvestment of dividends and distributions will also

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convert to Class A shares on a pro rata basis. The conversion of Class C shares to Class A shares is subject to any additional restrictions or eligibility requirements as described in the prospectus of the relevant Fund as may be in effect from time to time.

(b)        Conversions upon Request. At the request of a shareholder’s financial intermediary, shares of a class may be converted to shares of another class of the same Fund, provided that (i) the shareholder is eligible to purchase the new class; and (ii) if the transaction would involve the conversion of Class C shares to Class A shares, the conversion must be made to facilitate the shareholder’s participation in a fee-based advisory program. In addition, shares are not eligible to be converted until any applicable CDSC period has expired. Any conversion under this subsection 7(b) shall be conducted at Lord Abbett’s discretion, including any policies and procedures as to timing and size of the converted lot of shares.

8.	EXCHANGE PRIVILEGES.

Except as set forth in a Fund’s prospectus as from time to time in effect, shares of any class of such Fund may be exchanged, at the holder’s option, for shares of the same class of another Fund, or other Lord Abbett-sponsored fund or series thereof, without the imposition of any sales charge, fee or other charge. In addition, shares of Classes F, P, R2, and R3 may be exchanged for Class A shares, but such an exchange will be subject to the imposition of a sales charge to the same extent as any purchase of Class A shares for cash. As set forth in a Fund’s prospectus as may be in effect from time to time, in certain situations, shares of Class C may be exchanged for Class A shares, and the sale charges, if any, applicable to such an exchange will be as described in a Fund’s prospectus.

9.	VOTING RIGHTS.

Shareholders of each class will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to such class, and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

* * *

This Plan is qualified by and subject to the terms of the then current prospectus for the applicable Fund; provided, however, that none of the terms set forth in any such prospectus shall be inconsistent with the terms contained herein. The prospectus for each Fund contains additional information about that Fund’s classes and its multiple-class structure.

This Plan has been adopted for each Fund with the approval of, and all material amendments thereto must be approved by, a majority of the members of the Board of such Fund, including a majority of the Board members who are not interested persons of the Fund.

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SCHEDULE A

As of September 18, 2026

The Lord Abbett Family of Funds

FUNDS	CLASSES

Lord Abbett Affiliated Fund, Inc.	A, C, F, F3, I, P, R2, R3, R4, R5, R6, T

Lord Abbett Bond-Debenture Fund, Inc.	A, C, F, F3, I, P, R2, R3, R4, R5, R6, T

Lord Abbett Developing Growth Fund, Inc.	A, C, F, F3, I, P, R2, R3, R4, R5, R6, T

Lord Abbett Global Fund, Inc.

Lord Abbett Investment Trust
Lord Abbett Convertible Fund	A, C, F, F3, I, P, R2, R3, R4, R5, R6, T
Lord Abbett Core Fixed Income Fund	A, C, F, F3, I, P, R2, R3, R4, R5, R6, T
Lord Abbett Core Plus Bond Fund	A, C, F, F3, I, R2, R3, R4, R5, R6, T
Lord Abbett Floating Rate Fund	A, C, F, F3, I, R2, R3, R4, R5, R6, T
Lord Abbett High Yield Fund	A, C, F, F3, I, P, R2, R3, R4, R5, R6, T
Lord Abbett Income Fund	A, C, F, F3, I, P, R2, R3, R4, R5, R6, T
Lord Abbett Inflation Focused Fund	A, C, F, F3, I, R2, R3, R4, R5, R6, T
Lord Abbett Multi-Asset Balanced Opportunity Fund	A, C, F, F3, I, P, R2, R3, R4, R5, R6, T
Lord Abbett Multi-Asset Income Fund	A, C, F, F3, I, P, R2, R3, R4, R5, R6, T
Lord Abbett Short Duration Core Bond Fund	A, C, F, F3, I, R2, R3, R4, R5, R6, T
Lord Abbett Short Duration Income Fund	A, C, F, F3, I, P, R2, R3, R4, R5, R6, T
Lord Abbett Total Return Fund	A, C, F, F3, I, P, R2, R3, R4, R5, R6, T
Lord Abbett Ultra Short Bond Fund	A, A1, F, F3, I, R5, R6, T

Lord Abbett Mid Cap Stock Fund, Inc.	A, C, F, F3, I, P, R2, R3, R4, R5, R6, T

Lord Abbett Municipal Income Fund, Inc.
Lord Abbett California Tax-Free Income Fund	A, C, F, F3, I, P, T
Lord Abbett High Income Municipal Bond Fund	A, C, F, F3, I, P, T
Lord Abbett Intermediate Tax Free Fund	A, C, F, F3, I, P, T
Lord Abbett National Tax-Free Income Fund	A, C, F, F3, I, P, T
Lord Abbett New Jersey Tax-Free Income Fund	A, F, F3, I, P, T
Lord Abbett New York Tax-Free Income Fund	A, C, F, F3, I, P, T
Lord Abbett Short Duration High Income Municipal Bond Fund	A, C, F, F3, I, T
Lord Abbett Short Duration Tax Free Fund	A, C, F, F3, I, T
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Lord Abbett Research Fund, Inc.

Lord Abbett Dividend Growth Fund	A, C, F, F3, I, P, R2, R3, R4, R5, R6, T
Lord Abbett Growth Opportunities Fund	A, C, F, F3, I, P, R2, R3, R4, R5, R6, T
Small Cap Value Series[1]	A, C, F, F3, I, P, R2, R3, R4, R5, R6, T

Lord Abbett Securities Trust

Lord Abbett Alpha Strategy Fund	A, C, F, F3, I, P, R2, R3, R4, R5, R6, T
Lord Abbett Focused Growth Fund	A, C, F, F3, I, R2, R3, R4, R5, R6
Lord Abbett Focused Large Cap Value Fund	A, C, F, F3, I, R2, R3, R4, R5, R6
Lord Abbett Focused Small Cap Value Fund	A, C, F, F3, I, R2, R3, R4, R5, R6
Lord Abbett Fundamental Equity Fund	A, C, F, F3, I, P, R2, R3, R4, R5, R6, T
Lord Abbett Global Equity Fund	A, C, F, F3, I, R2, R3, R4, R5, R6
Lord Abbett Growth Leaders Fund	A, C, F, F3, I, R2, R3, R4, R5, R6, T
Lord Abbett Health Care Fund	A, C, F, F3, I, R2, R3, R4, R5, R6
Lord Abbett International Equity Fund	A, C, F, F3, I, P, R2, R3, R4, R5, R6, T
Lord Abbett International Opportunities Fund	A, C, F, F3, I, P, R2, R3, R4, R5, R6, T
Lord Abbett International Value Fund	A, C, F, F3, I, R2, R3, R4, R5, R6, T
Lord Abbett Micro-Cap Growth Fund	A, C, F, F3, I, R2, R3, R4, R5, R6
Lord Abbett Value Opportunities Fund	A, C, F, F3, I, P, R2, R3, R4, R5, R6, T

Lord Abbett Series Fund, Inc.

Bond-Debenture Portfolio	VC
Developing Growth Portfolio	VC
Dividend Growth Portfolio	VC
Fundamental Equity Portfolio	VC
Growth and Income Portfolio	VC, P
Growth Opportunities Portfolio	VC
Mid Cap Stock Portfolio	VC
Short Duration Income Portfolio	VC, I
Total Return Portfolio	VC

Lord Abbett Trust I

Lord Abbett Emerging Markets Equity Fund	A, C, F, F3, I, R2, R3, R4, R5, R6
Lord Abbett International Growth Fund	A, C, F, F3, I, R2, R3, R4, R5, R6
Lord Abbett Investment Grade Floating Rate Fund	A, C, F, F3, I, R2, R3, R4, R5, R6
Lord Abbett Short Duration High Yield Fund	A, C, F, F3, I, R2, R3, R4, R5, R6

Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.	A, C, I

1 Class C shares of Small Cap Value Series are hereby deleted effective as of the conversion of Class C shares to Class A shares.

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